Exhibit 99.1

Beaumont | *Woodinville, WA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

FOURTH QUARTER 2024

ESSEX
PROPERTY TRUST, INC.

 FOURTH QUARTER 2024  EARNINGS RELEASE &  SUPPLEMENTAL DATA  Beaumont | Woodinville, WA

Fourth Quarter 2024
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Fourth Quarter and Full-Year 2024
Results and Provides 2025 Guidance

San Mateo, California—February 4, 2025—Essex Property Trust, Inc. (NYSE:ESS) (the “Company”) announced today its fourth quarter and full-year 2024 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and twelve months ended December 31, 2024 are detailed below.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Per Diluted Share
Net Income	$4.00	$1.02	292.2%	$11.54	$6.32	82.6%
Total FFO	$3.69	$3.87	-4.7%	$15.99	$15.24	4.9%
Core FFO	$3.92	$3.83	2.3%	$15.60	$15.03	3.8%

Fourth Quarter and Full-Year 2024 Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2024 of $4.00, compared to $1.02 in the fourth quarter of 2023. For the full-year 2024, the Company reported Net Income per diluted share of $11.54 compared to $6.32 in 2023. The year-over-year increases were primarily driven by gains on sale of real estate and gains on remeasurements of co-investments.

•
Grew Core FFO per diluted share by 2.3% compared to the fourth quarter of 2023 and 3.8% compared to the full-year 2023, exceeding the high-end of the Company’s original guidance range. The outperformance was primarily driven by favorable same-property revenue growth.

•
Achieved same-property revenues and net operating income (“NOI”) growth of 2.6% and 1.7%, respectively, compared to the fourth quarter of 2023. For the full-year 2024, same-property revenues and NOI grew 3.3% and 2.6%, respectively, both exceeding the high-end of the Company’s original guidance range.

•
For the full-year 2024, the Company acquired or increased its ownership interest in 13 apartment communities for a total contract price of $1.4 billion on a gross basis ($849.4 million at pro rata) and disposed of one apartment community for a contract price of $252.4 million on a gross basis ($205.7 million at pro rata).

•	For the full-year 2024, the Company received cash proceeds of $108.8 million from redemptions of structured finance investments yielding a weighted average return rate of 10.4%.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenues on a year-over-year basis for the three and twelve-month periods ended December 31, 2024 and on a sequential basis for the three months ended December 31, 2024, by submarket for the Company:

	Revenue Change
	Q4 2024 vs. Q4 2023	YTD 2024 vs. YTD 2023	Q4 2024 vs. Q3 2024	% of Total Q4 2024 Revenues
Southern California
Los Angeles County	2.3%	2.3%	-0.8%	18.5%
Orange County	3.7%	4.9%	0.4%	10.8%
San Diego County	4.0%	5.7%	0.1%	9.2%
Ventura County	5.3%	6.1%	0.5%	4.2%
Total Southern California	3.3%	4.0%	-0.2%	42.7%
Northern California
Santa Clara County	2.1%	2.7%	-1.0%	19.4%
Alameda County	2.2%	1.8%	-0.2%	7.7%
San Mateo County	0.9%	2.9%	-1.4%	4.5%
Contra Costa County	1.1%	2.7%	-0.6%	5.4%
San Francisco	4.0%	3.3%	1.4%	2.6%
Total Northern California	2.0%	2.6%	-0.7%	39.6%
Seattle Metro	2.1%	2.9%	-0.8%	17.7%
Same-Property Portfolio	2.6%	3.3%	-0.5%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year basis for the three and twelve-month periods ended December 31, 2024 and on a sequential basis for the three months ended December 31, 2024.

Same-Property Revenue Components	Q4 2024 vs. Q4 2023	YTD 2024 vs. YTD 2023	Q4 2024 vs. Q3 2024
Scheduled Rents	1.9%	1.9%	0.3%
Reported Delinquency (1)	0.2%	0.9%	-0.6%
Cash Concessions	-0.2%	0.1%	-0.2%
Vacancy	-0.2%	-0.4%	-0.2%
Other Income	0.9%	0.8%	0.2%
2024 Same-Property Revenue Growth	2.6%	3.3%	-0.5%

Same-Property Revenue Growth Excluding AR Elimination
2024 Same-Property Revenue Growth	2.6%	3.3%	-0.5%
Add Back: Non-Cash AR Elimination (1)	0.6%	0.1%	0.7%
Adjusted 2024 Same-Property Revenue Growth	3.2%	3.4%	0.2%

(1)
In the fourth quarter of 2024, the Company recorded a non-cash charge to fully eliminate its remaining $2.8 million residential accounts receivable (“AR”) balance, resulting in no residential accounts receivable at year-end.

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2024 compared to Q4 2023			YTD 2024 compared to YTD 2023
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	3.3%	4.2%	2.9%	4.0%	4.1%	4.0%
Northern California	2.0%	4.3%	0.9%	2.6%	5.2%	1.5%
Seattle Metro	2.1%	6.8%	0.3%	2.9%	6.0%	1.7%
Same-Property Portfolio	2.6%	4.7%	1.7%	3.3%	4.9%	2.6%

	Sequential Change
	Q4 2024 compared to Q3 2024
	Revenues	Operating Expenses	NOI
Southern California	-0.2%	-1.5%	0.4%
Northern California	-0.7%	-3.1%	0.4%
Seattle Metro	-0.8%	-4.2%	0.6%
Same-Property Portfolio	-0.5%	-2.6%	0.5%

	Financial Occupancies
	Quarter Ended
	12/31/2024	9/30/2024	12/31/2023
Southern California	95.6%	95.9%	95.9%
Northern California	96.2%	96.4%	96.2%
Seattle Metro	96.2%	96.6%	96.5%
Same-Property Portfolio	95.9%	96.2%	96.1%

Investment Activity

Acquisitions

In October, the Company acquired its joint venture partner’s 49.9% interest in the BEX II portfolio, comprising four communities totaling 871 apartment homes, for a total contract price of $337.5 million on a gross basis ($168.4 million at pro rata). Concurrent with the closing, the Company assumed $95.0 million of secured mortgages associated with the portfolio and consolidated the communities on the Company’s financial statements. As a result of the acquisition, the Company recorded a gain on remeasurement of co-investments of $40.6 million in the fourth quarter, which has been excluded from Total and Core FFO.

In November, the Company acquired Beaumont, a 344-unit apartment home community built in 2009 and located in Woodinville, WA for a contract price of $136.1 million.

Subsequent to quarter end, the Company acquired The Plaza, a 307-unit apartment home community built in 2013 and located in Foster City, CA for a contract price of $161.4 million.

Dispositions

In October, the Company sold its 81.5% interest in a 76-year-old apartment home community located in San Mateo, CA for a contract price of $252.4 million on a gross basis ($205.7 million at pro rata). The Company recorded a gain on sale of real estate of $175.6 million in the fourth quarter, which has been excluded from Total and Core FFO.

Other Investments

In the fourth quarter, the Company received cash proceeds of $58.4 million from the full and partial redemptions of three structured finance investments yielding a 9.7% weighted average rate of return. For the full-year 2024, the Company received cash proceeds of $108.8 million from the redemptions of structured finance investments yielding a 10.4% weighted average rate of return.

In the fourth quarter, the Company repaid a $72.0 million senior mortgage associated with a preferred equity investment in a stabilized apartment home community located in Oakland, CA and subsequently assumed full managerial control in January 2025. The Company has not accrued income on this investment since the fourth quarter of 2022 and impaired the investment in the fourth quarter of 2023. The Company will consolidate the apartment home community on its financial statements in the first quarter of 2025 and expects this investment will be FFO neutral to the 2025 forecast.

Balance sheet and Liquidity

Common Stock and Liquidity

For the full-year 2024, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.

As of December 31, 2024, the Company had approximately $1.3 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

2025 Full-Year Guidance and Key Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$5.79 - $6.29	$6.04
Total FFO	$15.56 - $16.06	$15.81
Core FFO	$15.56 - $16.06	$15.81
Q1 2025 Core FFO	$3.86 - $3.98	$3.92

Estimated Same-Property Portfolio Growth Based on 49,446 Apartment Homes	Range	Midpoint Cash-Basis (1)
Revenues	2.25% to 3.75%	3.00%
Operating Expenses	3.25% to 4.25%	3.75%
Net Operating Income	1.40% to 4.00%	2.70%
Q1 2025 Projected Blended Rate Growth	2.00% to 3.00%	2.50%

Investment Assumptions	Range	Midpoint
Acquisitions	$500.0M to $1.5B	$1.0B
Dispositions	$250.0M to $750.0M	$500.0M
Structured Finance Redemptions	$100.0M to $200.0M	$150.0M
Development Spending at Pro Rata Share	N/A	$75.0M
Revenue-Generating Capital Expenditures	N/A	$60.0M

(1)	The midpoint of the Company’s same-property revenues and NOI on a GAAP basis are 3.00% and 2.70%, respectively.

For additional details regarding the Company’s 2025 FFO guidance range, please see page S-15 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, February 5, 2025 at 9:00 a.m. PT (12:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2024 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13750911. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or call (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 256 apartment communities comprising over 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income available to common stockholders	$257,453	$65,391	$741,522	$405,825
Adjustments:
Depreciation and amortization	148,435	138,016	580,220	548,438
Gains not included in FFO	(216,229)	-	(386,138)	(59,238)
Casualty loss	-	-	-	433
Impairment loss from unconsolidated co-investments	-	33,700	3,726	33,700
Depreciation and amortization from unconsolidated co-investments	14,676	18,259	66,943	71,745
Noncontrolling interest related to Operating Partnership units	9,339	2,302	26,414	14,284
Depreciation attributable to third party ownership and other	32,340	(379)	31,191	(1,474)
Funds from Operations attributable to common stockholders and unitholders	$246,014	$257,289	$1,063,878	$1,013,713
FFO per share – diluted	$3.69	$3.87	$15.99	$15.24
Expensed acquisition and investment related costs	$4	$220	$72	$595
Tax expense (benefit) on unconsolidated co-investments (1)	270	(540)	(929)	697
Realized and unrealized losses (gains) on marketable securities, net	2,298	(5,712)	(8,347)	(10,006)
Provision for credit losses	(63)	19	(179)	70
Equity income from non-core co-investments (2)	(4,062)	(263)	(10,344)	(1,685)
Co-investment promote income	-	-	(1,531)	-
Income from early redemption of preferred equity investments and notes receivable	-	-	-	(285)
General and administrative and other, net (3)	16,938	4,059	39,341	6,629
Insurance reimbursements, legal settlements, and other, net (4)	118	(739)	(43,794)	(9,821)
Core Funds from Operations attributable to common stockholders and unitholders	$261,517	$254,333	$1,038,167	$999,907
Core FFO per share – diluted	$3.92	$3.83	$15.60	$15.03
Weighted average number of shares outstanding diluted (5)	66,642,599	66,447,394	66,533,908	66,514,456

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment income or loss from technology co-investments.
(3)
Includes political advocacy costs of $14.8 million and $33.3 million for the three and twelve months ended December 31, 2024, respectively, and $3.5 million and $4.1 million for the three and twelve months ended December 31, 2023, respectively.

(4)	Includes legal settlement gains of $42.5 million and $7.7 million for the twelve months ended December 31, 2024 and 2023, respectively.
(5)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Earnings from operations	$304,496	$130,341	$703,095	$584,342
Adjustments:
Corporate-level property management expenses	12,214	11,485	48,218	45,872
Depreciation and amortization	148,435	138,016	580,220	548,438
Management and other fees from affiliates	(2,416)	(2,803)	(10,265)	(11,131)
General and administrative	31,528	19,739	98,902	63,474
Expensed acquisition and investment related costs	4	220	72	595
Casualty loss	-	-	-	433
Gain on sale of real estate and land	(175,583)	-	(175,583)	(59,238)
NOI	318,678	296,998	1,244,659	1,172,785
Less: Non-same property NOI	(29,918)	(12,981)	(96,666)	(53,485)
Same-Property NOI	$288,760	$284,017	$1,147,993	$1,119,300

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s first quarter and full-year 2025 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our first quarter and full-year 2025 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues:
Rental and other property	$452,053	$418,945	$1,764,185	$1,658,264
Management and other fees from affiliates	2,416	2,803	10,265	11,131
	454,469	421,748	1,774,450	1,669,395

Expenses:
Property operating	133,375	121,947	519,526	485,479
Corporate-level property management expenses	12,214	11,485	48,218	45,872
Depreciation and amortization	148,435	138,016	580,220	548,438
General and administrative	31,528	19,739	98,902	63,474
Expensed acquisition and investment related costs	4	220	72	595
Casualty loss	-	-	-	433
	325,556	291,407	1,246,938	1,144,291
Gain on sale of real estate and land	175,583	-	175,583	59,238
Earnings from operations	304,496	130,341	703,095	584,342
Interest expense, net (1)	(60,377)	(54,495)	(232,430)	(209,757)
Interest and other income	2,659	17,204	80,951	46,259
Equity income (loss) from co-investments	14,539	(23,241)	48,206	10,561
Tax (expense) benefit on unconsolidated co-investments	(270)	540	929	(697)
Gain on remeasurement of co-investment	40,646	-	210,555	-
Net income	301,693	70,349	811,306	430,708
Net income attributable to noncontrolling interest	(44,240)	(4,958)	(69,784)	(24,883)
Net income available to common stockholders	$257,453	$65,391	$741,522	$405,825
Net income per share - basic	$4.01	$1.02	$11.55	$6.32
Shares used in income per share - basic	64,270,342	64,187,384	64,228,356	64,252,232
Net income per share - diluted	$4.00	$1.02	$11.54	$6.32
Shares used in income per share - diluted	64,310,423	64,188,581	64,251,234	64,253,385

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Rental and other property
Rental income	$445,385	$413,211	$1,735,411	$1,636,070
Other property	6,668	5,734	28,774	22,194
Rental and other property	$452,053	$418,945	$1,764,185	$1,658,264

Property operating expenses
Real estate taxes	$50,225	$47,020	$193,413	$185,807
Administrative	14,619	12,399	57,500	49,653
Maintenance and repairs	14,236	13,909	59,223	58,538
Personnel costs	25,606	22,274	98,189	90,883
Utilities	28,689	26,345	111,201	100,598
Property operating expenses	$133,375	$121,947	$519,526	$485,479

Interest and other income
Marketable securities and other income	$5,035	$10,835	$28,764	$27,416
Realized and unrealized (losses) gains on marketable securities, net	(2,298)	5,712	8,347	10,006
Provision for credit losses	63	(19)	179	(70)
Insurance reimbursements, legal settlements, and other, net	(141)	676	43,661	8,907
Interest and other income	$2,659	$17,204	$80,951	$46,259

Equity income from co-investments
Equity loss from co-investments	$(388)	$(2,792)	$(7,124)	$(11,907)
Income from preferred equity investments	10,842	12,925	47,048	53,284
Equity income from non-core co-investments	4,062	263	10,344	1,685
Insurance reimbursements, legal settlements, and other, net	23	63	133	914
Impairment loss from unconsolidated co-investment	-	(33,700)	(3,726)	(33,700)
Co-investment promote income	-	-	1,531	-
Income from early redemption of preferred equity investments	-	-	-	285
Equity income from co-investments	$14,539	$(23,241)	$48,206	$10,561

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$9,339	$2,302	$26,414	$14,284
DownREIT limited partners' distributions	2,240	2,163	9,107	8,656
Third-party ownership interest	32,661	493	34,263	1,943
Noncontrolling interest	$44,240	$4,958	$69,784	$24,883

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$257,453	$65,391		$741,522	$405,825
Adjustments:
Depreciation and amortization	148,435	138,016		580,220	548,438
Gains not included in FFO	(216,229)	-		(386,138)	(59,238)
Casualty loss	-	-		-	433
Impairment loss from unconsolidated co-investments	-	33,700		3,726	33,700
Depreciation and amortization from unconsolidated co-investments	14,676	18,259		66,943	71,745
Noncontrolling interest related to Operating Partnership units	9,339	2,302		26,414	14,284
Depreciation attributable to third party ownership and other (2)	32,340	(379)		31,191	(1,474)
Funds from operations attributable to common stockholders and unitholders	$246,014	$257,289		$1,063,878	$1,013,713
FFO per share-diluted	$3.69	$3.87	-4.7%	$15.99	$15.24	4.9%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$4	$220		$72	$595
Tax expense (benefit) on unconsolidated co-investments (3)	270	(540)		(929)	697
Realized and unrealized losses (gains) on marketable securities, net	2,298	(5,712)		(8,347)	(10,006)
Provision for credit losses	(63)	19		(179)	70
Equity income from non-core co-investments (4)	(4,062)	(263)		(10,344)	(1,685)
Co-investment promote income	-	-		(1,531)	-
Income from early redemption of preferred equity investments and notes receivable	-	-		-	(285)
General and administrative and other, net (5)	16,938	4,059		39,341	6,629
Insurance reimbursements, legal settlements, and other, net (6)	118	(739)		(43,794)	(9,821)
Core funds from operations attributable to common stockholders and unitholders	$261,517	$254,333		$1,038,167	$999,907
Core FFO per share-diluted	$3.92	$3.83	2.3%	$15.60	$15.03	3.8%
Weighted average number of shares outstanding diluted (7)	66,642,599	66,447,394		66,533,908	66,514,456

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and twelve months ended December 31, 2024 was $0.3 million and $2.9 million, respectively. Includes $32.4 million of gain on sale attributable to noncontrolling interest for both the three and twelve months ended December 31, 2024.

(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment income or loss from technology co-investments.
(5)
Includes political advocacy costs of $14.8 million and $33.3 million for the three and twelve months ended December 31, 2024, respectively, and $3.5 million and $4.1 million for the three and twelve months ended December 31, 2023, respectively.

(6)	Includes legal settlement gains of $42.5 million and $7.7 million for the twelve months ended December 31, 2024 and 2023, respectively.
(7)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERT Y  TRUST, INC.

Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2024	December 31, 2023
Real estate investments:
Land and land improvements	$3,246,789	$3,036,912
Buildings and improvements	14,342,729	13,098,311
	17,589,518	16,135,223
Less: accumulated depreciation	(6,150,618)	(5,664,931)
	11,438,900	10,470,292
Real estate under development	52,682	23,724
Co-investments	935,014	1,061,733
	12,426,596	11,555,749
Cash and cash equivalents, including restricted cash	75,846	400,334
Marketable securities	69,794	87,795
Notes and other receivables	206,706	174,621
Operating lease right-of-use assets	51,556	63,757
Prepaid expenses and other assets	96,861	79,171
Total assets	$12,927,359	$12,361,427

Unsecured debt, net	$5,473,788	$5,318,531
Mortgage notes payable, net	989,884	887,204
Lines of credit	137,945	-
Distributions in excess of investments in co-investments	79,273	65,488
Operating lease liabilities	52,473	65,091
Other liabilities	442,757	398,930
Total liabilities	7,176,120	6,735,244
Redeemable noncontrolling interest	30,849	32,205
Equity:
Common stock	6	6
Additional paid-in capital	6,668,047	6,656,720
Distributions in excess of accumulated earnings	(1,155,662)	(1,267,536)
Accumulated other comprehensive income, net	24,655	33,556
Total stockholders' equity	5,537,046	5,422,746
Noncontrolling interest	183,344	171,232
Total equity	5,720,390	5,593,978
Total liabilities and equity	$12,927,359	$12,361,427

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Debt Summary - December 31, 2024
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,200,000	3.4%	7.0	2025	$500,000	$144,054	$644,054	3.5%	9.9%
Term loan (1)	300,000	4.2%	2.8	2026	450,000	194,405	644,405	3.6%	9.9%
Unamortized discounts and debt				2027(1)	650,000	153,955	803,955	4.0%	12.5%
issuance costs, net	(26,212)	-	-	2028	450,000	68,332	518,332	2.2%	8.0%
Total unsecured debt, net	5,473,788	3.5%	6.7	2029	500,000	1,456	501,456	4.1%	7.7%
Mortgage Notes Payable, net				2030	550,000	1,592	551,592	3.1%	8.5%
Fixed rate - secured	675,884	4.3%	4.8	2031	600,000	1,740	601,740	2.3%	9.3%
Variable rate - secured (2)	316,799	4.2%	9.5	2032	650,000	1,903	651,903	2.6%	10.0%
Unamortized premiums and debt				2033	-	330,126	330,126	5.0%	5.1%
issuance costs, net	(2,799)	-	-	2034	550,000	2,275	552,275	5.5%	8.5%
Total mortgage notes payable, net	989,884	4.2%	6.3	2035	-	2,487	2,487	4.2%	0.0%
Unsecured Lines of Credit				Thereafter	600,000	90,358	690,358	3.7%	10.6%
Line of credit (3)	75,000	5.7%	N/A	Subtotal	5,500,000	992,683	6,492,683	3.6%	100.0%
Line of credit (4)	62,945	5.7%	N/A	Debt Issuance Costs	(26,344)	(2,593)	(28,937)	-	-
Total lines of credit	137,945	5.7%	N/A	(Discounts)/Premiums	132	(206)	(74)	-	-
Total debt, net	$6,601,617	3.6%	6.6	Total	$5,473,788	$989,884	$6,463,672	3.6%	100.0%

Capitalized interest for both the three and twelve months ended December 31, 2024 was approximately $0.1 million and $0.3 million, repectively.

(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2025 with two remaining 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)	$220.8 million of variable rate debt is tax exempt to the note holders. $47.5 million of SOFR-based variable rate debt is swapped at a fixed rate of 2.83% through March 2026.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2029 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Adjustment feature.

(4)
The unsecured line of credit facility has a capacity of $75 million and a scheduled maturity date in July 2026. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Adjustment feature.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2024
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,601,617
Common stock and potentially dilutive securities				Debt to Total Assets:	35%	< 65%
Common stock outstanding			64,280
Limited partnership units (1)			2,332	Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			38
Total shares of common stock and potentially dilutive securities			66,650	Interest Coverage:	540%	> 150%

Common stock price per share as of December 31, 2024			$285.44	Unsecured Debt Ratio (2):	291%	> 150%

Total equity capitalization			$19,024,576	Selected Credit Ratios (3)	Actual

Total market capitalization			$25,626,193	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6

Ratio of debt to total market capitalization			25.8%	Unencumbered NOI to Adjusted Total NOI:	92%

Credit Ratings
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Portfolio Summary by County as of December 31, 2024

	Apartment Homes			Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Total	Consolidated	Unconsolidated Co-investments (3)	Total (4)	Consolidated	Unconsolidated Co-investments (3)	Total (4)

Southern California
Los Angeles County	9,542	1,586	11,128	$2,683	$2,560	$2,672	16.2%	19.6%	16.4%
Orange County	6,078	265	6,343	2,800	2,470	2,793	12.0%	3.5%	11.5%
San Diego County	5,442	443	5,885	2,663	3,054	2,678	10.6%	6.5%	10.3%
Ventura County and Other	2,755	373	3,128	2,478	3,141	2,526	5.1%	6.6%	5.2%
Total Southern California	23,817	2,667	26,484	2,685	2,711	2,686	43.9%	36.2%	43.4%

Northern California
Santa Clara County (5)	9,765	997	10,762	3,060	3,006	3,057	20.7%	14.0%	20.3%
Alameda County	4,143	1,328	5,471	2,579	2,593	2,581	7.0%	17.0%	7.6%
San Mateo County	1,864	195	2,059	3,220	3,765	3,247	3.9%	2.6%	3.8%
Contra Costa County	2,619	-	2,619	2,744	-	2,744	5.1%	0.0%	4.8%
San Francisco	1,356	537	1,893	2,897	3,290	2,962	2.4%	7.2%	2.7%
Total Northern California	19,747	3,057	22,804	2,921	2,907	2,920	39.1%	40.8%	39.2%

Seattle Metro	10,899	1,970	12,869	2,223	2,153	2,217	17.0%	23.0%	17.4%

Total	54,463	7,694	62,157	$2,678	$2,649	$2,676	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended December 31, 2024, divided by the number of apartment homes as of December 31, 2024.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2024. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Co-investment amounts weighted at Company's pro rata share.
(4)	At Company's pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 '24	Q3 '24	Q2 '24	Q1 '24	Q4 '23

Rental and other property revenues:
Same-property	50,187	$411,229	$413,213	$408,453	$403,636	$400,989
Acquisitions (2)	3,652	26,772	16,964	12,824	1,598	429
Redevelopment	178	1,742	1,671	1,565	1,541	1,536
Non-residential/other, net (3)	446	11,530	16,514	17,451	17,503	17,041
Straight-line rent concessions (4)	-	780	(227)	(511)	(63)	(1,050)
Total rental and other property revenues	54,463	452,053	448,135	439,782	424,215	418,945

Property operating expenses:
Same-property		122,469	125,761	119,067	121,241	116,972
Acquisitions (2)		7,848	4,870	3,585	479	153
Redevelopment		689	740	731	718	742
Non-residential/other, net (3) (5)		2,369	2,881	2,650	3,428	4,080
Total property operating expenses		133,375	134,252	126,033	125,866	121,947

Net operating income (NOI):
Same-property		288,760	287,452	289,386	282,395	284,017
Acquisitions (2)		18,924	12,094	9,239	1,119	276
Redevelopment		1,053	931	834	823	794
Non-residential/other, net (3)		9,161	13,633	14,801	14,075	12,961
Straight-line rent concessions (4)		780	(227)	(511)	(63)	(1,050)
Total NOI		$318,678	$313,883	$313,749	$298,349	$296,998

Same-property metrics
Operating margin		70%	70%	71%	70%	71%
Annualized turnover (6)		37%	46%	41%	37%	39%
Financial occupancy (7)		95.9%	96.2%	96.2%	96.3%	96.1%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2023.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Same-Property Revenue Results by County - Fourth Quarter 2024 vs. Fourth Quarter 2023 Third Quarter 2024
(Dollars in thousands, except average monthly rental rates)

		Q4 '24 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes		Q4 '24	Q4 '23	% Change	Q4 '24	Q4 '23	% Change	Q4 '24	Q4 '23	% Change	Q3 '24	% Change

Southern California
Los Angeles County	9,542	17.5%	$2,683	$2,685	-0.1%	95.1%	95.3%	-0.2%	$76,462	$74,731	2.3%	$77,050	-0.8%
Orange County	5,193	11.3%	2,838	2,743	3.5%	96.0%	96.3%	-0.3%	44,299	42,715	3.7%	44,123	0.4%
San Diego County	4,584	9.8%	2,686	2,593	3.6%	96.0%	96.2%	-0.2%	37,734	36,277	4.0%	37,689	0.1%
Ventura County	2,254	4.6%	2,455	2,349	4.5%	96.4%	96.7%	-0.3%	17,272	16,408	5.3%	17,181	0.5%
Total Southern California	21,573	43.2%	2,697	2,644	2.0%	95.6%	95.9%	-0.3%	175,767	170,131	3.3%	176,043	-0.2%

Northern California
Santa Clara County	8,653	19.9%	3,041	2,974	2.3%	96.2%	96.4%	-0.2%	80,007	78,366	2.1%	80,808	-1.0%
Alameda County	3,959	7.2%	2,580	2,592	-0.5%	96.1%	95.7%	0.4%	31,666	30,995	2.2%	31,716	-0.2%
San Mateo County	1,864	4.2%	3,220	3,167	1.7%	96.5%	96.5%	0.0%	18,455	18,289	0.9%	18,722	-1.4%
Contra Costa County	2,619	5.5%	2,744	2,693	1.9%	96.1%	96.6%	-0.5%	22,048	21,818	1.1%	22,174	-0.6%
San Francisco	1,178	2.2%	2,865	2,839	0.9%	96.0%	95.5%	0.5%	10,594	10,183	4.0%	10,450	1.4%
Total Northern California	18,273	39.0%	2,905	2,862	1.5%	96.2%	96.2%	0.0%	162,770	159,651	2.0%	163,870	-0.7%

Seattle Metro	10,341	17.8%	2,228	2,166	2.9%	96.2%	96.5%	-0.3%	72,692	71,207	2.1%	73,300	-0.8%

Total Same-Property	50,187	100.0%	$2,676	$2,625	1.9%	95.9%	96.1%	-0.2%	$411,229	$400,989	2.6%	$413,213	-0.5%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Same-Property Revenue Results by County - Twelve months ended December 31, 2024 vs. Twelve months ended December 31, 2023
(Dollars in thousands, except average monthly rental rates)

		YTD 2024 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes		YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change

Southern California
Los Angeles County	9,542	17.7%	$2,676	$2,670	0.2%	95.2%	96.1%	-0.9%	$305,033	$298,121	2.3%
Orange County	5,193	11.1%	2,797	2,698	3.7%	96.0%	96.2%	-0.2%	175,022	166,920	4.9%
San Diego County	4,584	9.7%	2,650	2,535	4.5%	96.4%	96.7%	-0.3%	149,265	141,249	5.7%
Ventura County	2,254	4.5%	2,414	2,304	4.8%	96.6%	96.9%	-0.3%	68,074	64,185	6.1%
Total Southern California	21,573	43.0%	2,672	2,610	2.4%	95.8%	96.3%	-0.5%	697,394	670,475	4.0%

Northern California
Santa Clara County	8,653	20.3%	3,014	2,954	2.0%	96.6%	96.7%	-0.1%	319,714	311,162	2.7%
Alameda County	3,959	7.2%	2,586	2,596	-0.4%	95.8%	96.4%	-0.6%	125,917	123,741	1.8%
San Mateo County	1,864	4.2%	3,207	3,152	1.7%	96.2%	96.6%	-0.4%	73,693	71,613	2.9%
Contra Costa County	2,619	5.4%	2,729	2,673	2.1%	96.3%	96.8%	-0.5%	87,931	85,648	2.7%
San Francisco	1,178	2.1%	2,853	2,832	0.7%	95.6%	95.3%	0.3%	41,588	40,276	3.3%
Total Northern California	18,273	39.2%	2,890	2,849	1.4%	96.3%	96.5%	-0.2%	648,843	632,440	2.6%

Seattle Metro	10,341	17.8%	2,203	2,165	1.8%	96.7%	96.6%	0.1%	290,294	282,092	2.9%

Total Same-Property	50,187	100.0%	$2,655	$2,605	1.9%	96.1%	96.5%	-0.4%	$1,636,531	$1,585,007	3.3%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

ESSEX  PROPERTY  TRUST, INC.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of December 31, 2024 and 2023
(Dollars in thousands)

Based on 50,187 apartment homes

	Q4 '24	Q4 '23	% Change	% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$45,224	$44,840	0.9%	36.9%
Utilities	26,086	24,450	6.7%	21.3%
Personnel costs	23,368	21,298	9.7%	19.1%
Maintenance and repairs	12,956	13,145	-1.4%	10.6%
Administrative	6,432	6,270	2.6%	5.3%
Insurance and other	8,403	6,969	20.6%	6.8%
Total same-property operating expenses	$122,469	$116,972	4.7%	100.0%

	YTD 2024	YTD 2023	% Change	% of Op. Ex.
Same-property operating expenses:
Real estate taxes	$179,775	$176,413	1.9%	36.8%
Utilities	101,322	93,846	8.0%	20.7%
Personnel costs	91,369	86,877	5.2%	18.7%
Maintenance and repairs	54,948	55,652	-1.3%	11.2%
Administrative	27,789	26,521	4.8%	5.7%
Insurance and other	33,335	26,398	26.3%	6.9%
Total same-property operating expenses	$488,538	$465,707	4.9%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Capital Expenditures - December 31, 2024 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 '24	Trailing 4 Quarters

Same-property portfolio	$26,958	$65,543
Non-same property portfolio	1,747	3,482
Total revenue generating capital expenditures	$28,705	$69,025

Number of same-property interior renovations	721	1,826
Number of total consolidated interior renovations	800	1,919

Non-Revenue Generating Capital Expenditures (3)	Q4 '24	Trailing 4 Quarters

Non-revenue generating capital expenditures	$19,476	$112,473
Average apartment homes in quarter	54,204	53,331
Capital expenditures per apartment home	$359	$2,109

(1)	The Company incurred $0.1 million of capitalized interest, $5.2 million of capitalized overhead and $0.3 million of co-investment fees related to redevelopment in Q4 2024.
(2)	Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain sustainability initiatives.
(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Co-investments and Preferred Equity Investments - December 31, 2024
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024

Operating and Other Non-Consolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,976	$2,172,412	$1,377,814	$147,232	3.4%	1.9	$30,766	$119,347
BEXAEW (3), BEX II (4), BEX IV, and 500 Folsom	50%	732	615,887	176,400	146,142	3.9%	21.5	5,323	40,081
Other (5) (6)	53%	986	385,339	291,476	86,089	3.8%	12.5	5,657	29,966
Total Operating and Other Non-Consolidated Joint Ventures		7,694	$3,173,638	$1,845,690	$379,463	3.5%	5.5	$41,746	$189,394

								Essex Portion of NOI and Expenses
NOI								$22,780	$102,386
Depreciation								(14,676)	(66,943)
Interest expense and other, net								(8,492)	(42,567)
Equity income from non-core co-investments								4,062	10,344
Insurance reimbursements, legal settlements, and other, net								23	133
Co-investment promote income								-	1,531
Net income from operating and other co-investments								$3,697	$4,884

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$10,842	$47,048
Impairment loss from unconsolidated co-investment								-	(3,726)
Preferred Equity Investments (7)					$476,278	9.0%	1.6	$10,842	$43,322

Total Co-investments					$855,741			$14,539	$48,206

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of December 31, 2024, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $77.2 million due to distributions received in excess of the Company's investment.

(3)
In March 2024, the Company acquired BEXAEW LLC's 49.9% interest in four communities totaling 1,480 apartment homes. The NOI included in the twelve months ended December 31, 2024 represents the Company’s pro-rata share prior to the acquisition.

(4)
In October 2024, the Company acquired BEX II LLC's 49.9% interest in four communities totaling 871 apartment homes. The NOI included in the three and twelve months ended December 31, 2024 represents the Company’s pro-rata share prior to the acquisition.

(5)
In the third quarter of 2024, the Company acquired its joint venture partner's interest of 49.9% in Patina at Midtown comprising 269 apartment homes, followed by the acquisition of its joint venture partner's interest of 50% in Century Towers comprising 376 apartment homes. The NOI included in the twelve months ended December 31, 2024 represents the Company's pro-rata share prior to the acquisitions.

(6)
As of December 31, 2024, the Company’s investment in Expo was classified as a liability of $2.0 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(7)	As of December 31, 2024, the Company is invested in 19 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of December 31, 2024
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)	Average Monthly Rent

BEXAEW Portfolio (2)	Various	1,480	100%	EPLP	Mar-24	$251,995	$341	$2,375
	Q1 2024	1,480				$251,995	$341

Maxwell Sunnyvale (3)	Sunnyvale, CA	75	100%	EPLP	Apr-24	$46,600	$621	$3,712
ARLO Mountain View	Mountain View, CA	164	100%	EPLP	May-24	101,100	592	$3,799
	Q2 2024	239				$147,700	$601

Patina at Midtown (4)	San Jose, CA	269	100%	EPLP	Jul-24	$58,383	$435	$2,748
Century Towers (5)	San Jose, CA	376	100%	EPLP	Sep-24	86,750	458	$3,060
	Q3 2024	645				$145,133	$448

BEX II Portfolio (6)	Various	871	100%	EPLP	Oct-24	$168,430	$388	$2,689
Beaumont	Woodinville, WA	344	100%	EPLP	Nov-24	136,125	396	$2,252
	Q4 2024	1,215				$304,555	$390

	2024 Total	3,579				$849,383	$394

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Hillsdale Garden (7)	San Mateo, CA	697	81.5%	EPLP	Oct-24	$205,675	$362
	Q4 2024	697				$205,675	$362

	2024 Total	697				$205,675	$362

(1)	Price per apartment home excludes value allocated to retail space.
(2)
In March 2024, the Company acquired its joint venture partner's 49.9% interest in the BEWAEW portfolio comprising four communities totaling 1,480 apartment homes, for a total purchase price of $505.0 million on a gross basis.

(3)
In April 2024, the Company accepted the third-party sponsor’s common equity interest affiliated with its $14.7 million preferred equity investment and acquired Maxwell Sunnyvale based on a property valuation of $46.6 million.

(4)	In July 2024, the Company acquired its joint venture partner's 49.9% interest in Patina at Midtown, a 269-unit apartment home community, for a total purchase price of $117.0 million on a gross basis.
(5)	In September 2024, the Company acquired its joint venture partner's 50% interest in Century Towers, a 376-unit apartment home community, for a total purchase price of $173.5 million on a gross basis.
(6)
In October 2024, the Company acquired its joint venture partner's 49.9% interest in the BEX II portfolio comprising four communities totaling 871 apartment homes, for a total purchase price of $337.5 million on a gross basis.

(7)
In October 2024, the Company sold its 81.5% interest in a consolidated co-investment, Hillsdale Garden, a 697-unit apartment home community, for a contract price of $252.4 million on a gross basis ($205.7 million at pro rata).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Same-Property Delinquencies, Operating Statistics, and Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Same-Property Delinquencies - Fourth Quarter 2024 vs. 2023			Same-Property Cash Delinquencies as % of Scheduled Rent, by Region

	4Q 2024	4Q 2023				4Q 2024	4Q 2023

Reported delinquency as % of scheduled rent (1)(2)	1.3%	1.5%	Southern California, excl. Los Angeles			0.4%	1.1%
Residential accounts receivable reserve adjustment as % of scheduled rent (3)	-0.7%	-0.1%	Northern California, excl. Alameda			0.1%	0.1%
Cash delinquencies as % of scheduled rent (2)	0.6%	1.4%	Seattle			0.6%	0.8%
			Los Angeles & Alameda Counties(4)			1.2%	3.6%
			Total Same-Property Portfolio (1)(2)(3)(4)			0.6%	1.4%

(1)				Represents reported same-property portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements.
(2)
The Company's same-property portfolio received Emergency Rental Assistance payments of $0.1 million for the three months ended December 31, 2024. This compares to $0.5 million for the three months ended December 31, 2023.

(3)
In the fourth quarter of 2024, the Company recorded a non-cash charge to fully eliminate its remaining $2.8 million residential accounts receivable balance. Excluding this adjustment, reported delinquencies would have been 0.6% for the fourth quarter of 2024. In the fourth quarter of 2023, the Company recorded a non-cash charge of $0.5 million to reduce its residential accounts receivable balance. Excluding this adjustment, reported delinquencies would have been 1.4% for the fourth quarter of 2023.

(4)				Eviction protections for the city and county of Los Angeles ended on April 1, 2023, and Alameda county protections ended on April 29, 2023.

Same-Property Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

	Projected 1Q 2025	4Q 2024		4Q 2024	4Q 2023	YTD 2024	YTD 2023
New lease rates (1)	-	-1.9%	Reported rental revenue (1)	$411.2	$401.0	$1,636.5	$1,585.0
Renewal rates (1)	-	3.8%	Straight-line rent impact to rental revenue	$0.8	$(1.0)	$-	$(2.4)
Blended rates	2.0% to 3.0%	1.6%	GAAP rental revenue	$412.0	$400.0	$1,636.5	$1,582.6

Financial occupancy		95.9%	% change - reported rental revenue	2.6%		3.3%
			% change - GAAP rental revenue	3.0%		3.4%

(1)	Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives.		(1)	Same-property rental revenue reflects concessions on a cash basis.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Assumptions for 2025 FFO Guidance Range
(Dollars in thousands,except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	2024	2025 Full-Year Guidance Range
	Actuals (1)	Low End	High End	Comments about 2025 Full-Year Guidance

Total NOI from Consolidated Communities	$1,244,659	$1,293,000	$1,320,000	Includes a range of same-property NOI growth of 1.4% to 4.0%

Management Fees	10,265	8,800	9,800

Interest Expense
Interest expense, before capitalized interest	(232,728)	(253,300)	(250,200)	Reflects higher refinance rates for maturing bonds
Interest capitalized	297	3,200	4,200
Net interest expense	(232,430)	(250,100)	(246,000)
Recurring Income and Expenses
Interest and other income	28,764	16,400	17,400	Reflects lower cash balances and income from subordinated loans
FFO from co-investments	106,867	88,100	92,100	Reflects ~$150M of preferred equity redemptions expected in 2025
General and administrative	(59,561)	(60,000)	(64,000)
Corporate-level property management expenses	(48,218)	(48,000)	(49,000)
Non-controlling interest	(12,179)	(10,300)	(9,300)
Total recurring income and expenses	15,673	(13,800)	(12,800)
Non-Core Income and Expenses
Expensed acquisition and investment related costs	(72)	-	-
Tax benefit on unconsolidated co-investments	929	-	-
Realized and unrealized gains on marketable securities, net	8,347	-	-
Provision for credit losses	179	-	-
Equity income from non-core co-investments	10,344	-	-
Co-investment promote income	1,531	-	-
General and administrative and other, net	(39,341)	-	-
Insurance reimbursements, legal settlements, and other, net	43,794	-	-
Total non-core income and expenses	25,711	-	-
Funds from Operations (2)	$1,063,878	$1,037,900	$1,071,000

Funds from Operations per diluted Share	$15.99	$15.56	$16.06

% Change - Funds from Operations	4.9%	-2.7%	0.4%

Core Funds from Operations (excludes non-core items)	$1,038,167	$1,037,900	$1,071,000

Core Funds from Operations per diluted Share	$15.60	$15.56	$16.06

% Change - Core Funds from Operations	3.8%	-0.3%	2.9%

EPS - Diluted	$11.54	$5.79	$6.29

Weighted average shares outstanding - FFO calculation	66,534	66,700	66,700

(1)	All non-core items are excluded from the 2024 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2025 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2025 Guidance Range (1)
	2024	1st Quarter 2025		Full-Year 2025
	Actuals	Low	High	Low	High

EPS - diluted	$11.54	$1.42	$1.54	$5.79	$6.29
Conversion from GAAP share count	(0.40)	(0.05)	(0.05)	(0.21)	(0.21)
Impairment loss from unconsolidated co-investments	0.06	-	-	-	-
Depreciation and amortization	9.73	2.44	2.44	9.78	9.78
Noncontrolling interest related to Operating Partnership units	0.87	0.05	0.05	0.20	0.20
Gain on sale of real estate and land	(2.64)	-	-	-	-
Gain on remeasurement of co-investment	(3.17)	-	-	-	-
FFO per share - diluted	$15.99	$3.86	$3.98	$15.56	$16.06

Expensed acquisition and investment related costs	-	-	-	-	-
Tax benefit on unconsolidated co-investments	(0.01)	-	-	-	-
Realized and unrealized gains on marketable securities, net	(0.13)	-	-	-	-
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.16)	-	-	-	-
Co-investment promote income	(0.02)	-	-	-	-
General and administrative and other, net	0.59	-	-	-	-
Insurance reimbursements, legal settlements, and other, net	(0.66)	-	-	-	-
Core FFO per share - diluted	$15.60	$3.86	$3.98	$15.56	$16.06

(1)
2025 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

 Data based on Essex Data Analytics forecasts and third-party projections.  Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected for the full-year 2025E as compared to the full-year 2024A.  Rent Forecast: Represents the forecasted change in economic rents for full-year 2025E compared to the full-year 2024A and excludes submarkets not targeted by Essex.   Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (3)         Residential Supply Forecast (1)           2024A     2025E  Market     Total MF/SF  Supply  Total Supply as a   % of Stock     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock                       Los Angeles     16,900  0.5%  8,900  15,300  0.4%  Orange County     4,100  0.4%  1,800  4,300  0.4%  San Diego     6,900  0.6%  5,100  7,900  0.6%  Ventura     1,100  0.4%  300  600  0.2%  Southern California     29,000  0.5%  16,100  28,100  0.4%           San Francisco     2,300  0.3%  1,300  1,700  0.2%  Oakland     4,000  0.4%  1,200  3,200  0.3%  San Jose     4,400  0.6%  3,800  5,800  0.8%  Northern California      10,700  0.4%  6,300  10,700  0.4%           Seattle     14,600  1.1%  10,200  14,300  1.0%           Total        54,300  0.5%  32,600  53,100  0.5%  U.S. Economic Assumptions:  Essex Markets Economic Forecast:     GDP Growth = +2.1%   Job Growth(1) = +1.4% (TTM YOY)   Job Growth(1) = +1.0% (TTM YOY)   Rent Growth(2) = +3.0% (TTM YOY)    Unemployment Rate = 4.2% (Dec’ 25)  ESSEX PROPERTY TRUST, INC.                                2025E Economic and Supply Forecast                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

 ESSEX PROPERTY TRUST, INC.                                Components to 2025E Same-Property Revenue Growth                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  Our 2025 outlook assumes a healthy but moderating U.S. economy with the West Coast gaining relative strength.   We expect blended rate growth of 3.0% at the midpoint driven by higher job growth in the top-paying sectors and muted supply growth of just 0.5% of total stock projected to deliver in the Essex markets in 2025.   Source: Essex  Concessions not shown as it is expected to be neutral to year-over-year 2025E same-property revenue growth.  Embedded revenue growth or “earn-in” is the contribution to revenue growth in 2025 from scheduled rent growth achieved in 2024. Calculated as annualized scheduled rent at the end of 2024 compared against full-year 2024 scheduled rent. Excludes concessions and vacancy.   (2)  Blended Rate Growth of 3.0% (2.5% to 3.5%)  New Lease Rate Growth of 2.5% (2.0% to 3.0%)  Renewal Rate Growth of 3.5% (3.0% to 4.0%)

S-16.1

ESSEX PROPERTY TRUST, INC.

Components to 2025E Core FFO Per Share Growth

Components to 2025E Core FFO Growth
Based on the Midpoint of Guidance
$16.60
$16.10
$15.60
+$0.45
2.9%
+$0.48
3.1%
($0.25)
-1.6%
2024 & 2025E Preferred Equity Redemptions ($ 0.19)
($0.23)
-1.5%
2025 Refinancings ($ 0.15)
($0.24)
-1.5%
2024 Subordinated Loan Redemptions ($ 0.05)
$15.81
1.3%
Same-Property NOI
Non Same-Property NOI (1)
Co-Investment FFO
Net Interest Expense
Interest and Other Income, G&A and Other
2025E Core FFO Per Share

Source: Essex

1. Includes NOI from commercial properties.

 ESSEX PROPERTY TRUST, INC.                                Components to 2025E Core FFO Per Share Growth                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.2  Healthy drivers to the Company’s Core FFO per share guidance midpoint are partially offset by expected headwinds in 2025.  In particular, the impact from preferred equity redemptions and 2025 refinancings combined account for an approximate 2% headwind to growth.  Source: Essex  Includes NOI from commercial properties.  2024 & 2025E Preferred Equity Redemptions ($0.19)  2025 Refinancings ($0.15)  2024 Subordinated Loan Redemptions ($0.05)  (1)

S-16.2

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.
Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.
The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended December 31, 2024

Net income available to common stockholders	$257,453
Adjustments:
Net income attributable to noncontrolling interest	44,240
Interest expense, net (1)	60,377
Depreciation and amortization	148,435
Income tax provision	100
Gain on sale of real estate and land	(175,583)
Gain on remeasurement of co-investment	(40,646)
Co-investment EBITDAre adjustments	23,788
EBITDAre	318,164

Realized and unrealized losses on marketable securities, net	2,298
Provision for credit losses	63
Equity income from non-core co-investments	(4,062)
Tax (expense) benefit on unconsolidated co-investments	270
General and administrative and other, net	16,938
Insurance reimbursements, legal settlements, and other, net	118
Expensed acquisition and investment related costs	4
Adjusted EBITDAre	$333,667

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO
FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024

Interest expense	$61,244	$235,529
Adjustments:
Total return swap income	(867)	(3,099)
Interest expense, net	$60,377	$232,430

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	December 31, 2024

Total consolidated debt, net	$6,601,617
Total debt from co-investments at pro rata share	1,007,518
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	29,011
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	3,881
Consolidated cash and cash equivalents-unrestricted	(66,795)
Pro rata co-investment cash and cash equivalents-unrestricted	(29,820)
Marketable securities	(69,794)
Net Indebtedness	$7,475,618

Adjusted EBITDAre, annualized (1)	$1,334,668
Other EBITDAre normalization adjustments, net, annualized (2)	6,456
Adjusted EBITDAre, normalized and annualized	$1,341,124

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Earnings from operations	$304,496	$130,341	$703,095	$584,342
Adjustments:
Corporate-level property management expenses	12,214	11,485	48,218	45,872
Depreciation and amortization	148,435	138,016	580,220	548,438
Management and other fees from affiliates	(2,416)	(2,803)	(10,265)	(11,131)
General and administrative	31,528	19,739	98,902	63,474
Expensed acquisition and investment related costs	4	220	72	595
Casualty loss	-	-	-	433
Gain on sale of real estate and land	(175,583)	-	(175,583)	(59,238)
NOI	318,678	296,998	1,244,659	1,172,785
Less: Non-same property NOI	(29,918)	(12,981)	(96,666)	(53,485)
Same-Property NOI	$288,760	$284,017	$1,147,993	$1,119,300

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated March 14, 2024, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company's Form 8-K, filed on March 14, 2024. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2024, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2024 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q4 '24 (1)

NOI	$1,274,712
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	9,910
Other, net (2)	(8,922)
Adjusted Total NOI	1,275,700
Less: Encumbered NOI	(105,994)
Unencumbered NOI	$1,169,706

Encumbered NOI	$105,994
Unencumbered NOI	1,169,706
Adjusted Total NOI	$1,275,700

Unencumbered NOI to Adjusted Total NOI	92%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4